As filed with the Securities and Exchange Commission on June 10, 2021

Registration No. 333-236420-01

Registration No. 333-239683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236420-01

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239683

UNDER THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware		84-3727412
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

IAC/InterActiveCorp 555 West 18th Street New York, New York 10011
(Address of principal executive offices, including zip code)

IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan

IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan

IAC/InterActiveCorp Retirement Savings Plan

2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors

2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors

2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors

(Full title of the Plans)

Kendall F. Handler, Esq. Senior Vice President, General Counsel and Secretary IAC/InterActiveCorp 555 West 18th Street New York, New York 10011

(Name and address of agent for service)

(212) 314-7300

(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum, Esq. Jenna E. Levine, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relates to the following Registration Statements of IAC/InterActiveCorp (“IAC,” the “Company” or the “Registrant”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement (Form S-8, No. 333-239683) filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 2, 2020; and

•	Registration Statement (Form S-8, No. 333-236420-01) filed with the Commission on July 2, 2020.

On May 25, 2020, the Company completed the separation of its Vimeo business from the remaining businesses of the Company (the “Spin-off”). In connection with the closing of the Spin-off, a new registration statement on Form S-8 was filed with respect to the shares issuable pursuant to the awards issued under the applicable plans and previously registered under the Registration Statements.

In connection with the closing of the Spin-off, the Registrant is terminating all offerings of its securities pursuant to the Registration Statements. The Registrant, by filing this Post-Effective Amendment to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of post-effective amendment any of the securities that were registered which remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2021.

IAC/INTERACTIVECORP

By:	/s/ Kendall F. Handler
Name: Kendall F. Handler
Title: Senior Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.